UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2019

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY		14209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	CTG	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 25, 2019, the Company held its annual meeting of shareholders (“Annual Meeting”) in Buffalo, New York at the Company’s headquarters. Directors standing for election may be elected by a plurality of the votes cast. Proposal 2 requires the approval of a majority of the votes cast. The Company’s shareholders approved Proposals 1 and 2 based on the votes set forth below. The proposals are described in detail in the Company’s proxy statement dated June 18, 2019. The number of shares issued, outstanding and eligible to vote as of the record date of June 7, 2019 was 13,869,048.

Proposal 1:	The election of three members of the Board of Directors:

Name	For	Withhold Authority	Broker Non-Votes
David H. Klein	7,037,387	1,396,227	0
Valerie Rahmani	7,053,963	1,379,651	0
Filip J.L. Gydé	7,619,928	813,686	0

Proposal 2:	Non-Binding Approval, on an Advisory Basis of the Company’s Compensation Plan for Named Executives:

For	Against	Abstain	Broker Non-Votes
6,496,338	1,116,525	770,751	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: July 30, 2019	By:	/s/ Peter P. Radetich
Name: Peter P. Radetich, Senior Vice President & Secretary

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